 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-271328
PROSPECTUS SUPPLEMENT
(to Prospectus dated June 1, 2023)
CADRE HOLDINGS, INC.
(a Delaware corporation)
3,638,127 Shares
Common Stock

Cadre Holdings, Inc. is selling 2,200,000 shares of common stock. The selling stockholder, Kanders SAF, LLC, is selling an additional 1,438,127 shares of common stock. We will not receive any of the proceeds from the sale of shares offered by the selling stockholder.
Our common stock trades on The New York Stock Exchange under the symbol “CDRE.” On March 12, 2024, the last sale price of our common stock as reported on the New York Stock Exchange was $39.19 per share.
Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page S-5 of this prospectus supplement and “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein.
	Per Share	Total
Public offering price	$35.000	$127,334,445(1)
Underwriting discounts(2)	$1.575	$5,730,050(1)
Proceeds, net of expenses, to Cadre Holdings, Inc.	$33.425	$73,535,000(1)
Proceeds, net of expenses, to selling stockholder	$33.425	$48,069,395

(1)
Assumes no exercise of the underwriters’ option to purchase additional shares described below.

(2)
See the section titled “Underwriting” for additional information regarding compensation payable to the underwriters.

The underwriters may also exercise their option to purchase up to an additional 545,719 shares of common stock from us at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares of common stock against payment in New York, New York on or about March 19, 2024.
BofA Securities	Jefferies
B. Riley Securities	Stephens Inc.
Co-Managers
Roth Capital Partners	Lake Street	Regions Securities LLC
The date of this prospectus supplement is March 14, 2024.

None of the Company, the selling stockholder, nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. None of the Company, the selling stockholder, nor the underwriters take any responsibility for, or can provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The Company, the selling stockholder and the underwriters are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is current only as of the date of the applicable document, regardless of the time of delivery of this prospectus supplement or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to the “Company,” “Cadre,” “we,” “us” and “our” refer to Cadre Holdings, Inc. and its consolidated subsidiaries.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and certain other matters relating to us, our business and prospects. The second part, the accompanying prospectus, contains a description of our common stock and certain other information.
The information contained in this prospectus supplement may add, update or change information contained in the accompanying prospectus or in documents that we file or have filed with the SEC. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference filed before the date of this prospectus supplement, the information in this prospectus supplement will supersede such information.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus supplement, the accompanying prospectus and the financial data and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in our common stock. Unless expressly indicated or the context requires otherwise, the terms “Cadre,” “Cadre Holdings,” “Company,” “we,” “us,” and “our” in this prospectus supplement refer to Cadre Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.
Company Overview
For over 60 years, we have been a global leader in the manufacturing and distribution of safety equipment for professionals. Our equipment provides critical protection which allows its users to safely perform their duties and protect those around them in hazardous or life-threatening situations. Through our dedication to superior quality, we establish a direct covenant with end users that our products will perform and keep them safe when they are most needed. We sell a wide range of products including body armor, explosive ordnance disposal equipment, duty gear and nuclear safety products through both direct and indirect channels. In addition, through our owned distribution, we serve as a one-stop shop for first responders providing equipment we manufacture as well as third-party products including uniforms, optics, boots, firearms, and ammunition. The majority of our diversified product offering is governed by rigorous safety standards and regulations. Demand for our products is driven by technological advancement as well as recurring modernization and replacement cycles for the equipment to maintain its efficiency, effective performance, and regulatory compliance.
Corporate Overview
Cadre Holdings, Inc. was incorporated in the State of Delaware on April 12, 2012.
Our principal executive offices are located at 13386 International Pkwy, Jacksonville, Florida 32218 and our telephone number is (904) 741-5400. Our website address is www.cadre-holdings.com. The information on, or that may be accessed through, our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
Trademarks, Tradenames and Service Marks
Our principal material logos and trademarks include Safariland and Med-Eng, amongst others used for various niche product categories. Our logo and our other trade names, trademarks and service marks appearing in this prospectus supplement and the accompanying prospectus are our property. Solely for convenience, our trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus appear without the TM or ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and trade names.
Recent Acquisitions
Alpha Safety
On March 1, 2024, we completed our acquisition of Alpha Safety Intermediate, LLC (“Alpha Safety”), a Delaware limited liability company, pursuant to the unit purchase agreement (the “Alpha Safety Purchase Agreement”) between our wholly owned subsidiary, Safariland, LLC (“Safariland”), and Alpha Safety, for an aggregate purchase price of $106.5 million, subject to adjustments, including customary adjustments for working capital, indebtedness and transaction expenses. A copy of the Alpha Safety Purchase Agreement is filed as an exhibit to our Current Report on Form 8-K filed on February 23, 2024, which is incorporated by reference to this prospectus supplement.
We believe that the acquisition of Alpha Safety represents an opportunity to integrate a leading, niche protective products manufacturer, reinforcing our focus on mission-critical safety and survivability.

Alpha Safety is a provider of highly engineered, technical products and services spanning the nuclear value chain to support commercial and government missions with radioactive elements. Alpha Safety has leading positions across all of its key product lines and service offerings and has customer overlap with the U.S. Department of Energy and key nuclear sites. We believe Alpha Safety will generate highly-visible, expected recurring revenue, driven by long-term contracts, commitments and recurring purchases from an entrenched customer base. In addition, Alpha Safety has a strong track record of executing on mergers and acquisitions (“M&A”) transactions, including through its 2013 acquisition of Engineered Products Division, which allowed it to strengthen its relationship with key customers and added additional capabilities, its 2021 acquisition of Stewart Precision Manufacturing, which helped it vertically integrate critical production capabilities, and its 2023 acquisition of Pajarito Scientific Corporation, which added strategic customers and additional product and service capabilities. Alpha Safety continues to have a robust pipeline of M&A opportunities, and regularly assesses or is in active dialogue with potential targets, namely, companies focusing on nuclear safety products and/or services, which have the potential to add new customers, in addition to having new capabilities or increased market share and that provide value-added, protected products and services.
Our management estimates the total addressable market for Alpha Safety’s nuclear safety products to be between $3 billion and $6 billion based on the need for our products by the U.S. government and the U.S. commercial nuclear market, and we believe there are long-term industry tailwinds supported by 20-30+ year project timelines. Alpha Safety generated $44 million in adjusted revenue during the year ended December 31, 2023.
Adjusted revenue for the year ended December 31, 2023 for Alpha Safety has been derived from internally prepared financial information provided by the management of Alpha Safety and reflects the results of companies acquired by Alpha Safety in 2023 as if such acquisitions had occurred on January 1, 2023. Audited historical financial information for the year ended December 31, 2023 for Alpha Safety is not available. If Alpha Safety’s financial information was audited, then this historical financial information might differ from the unaudited historical financial information for Alpha Safety included in this prospectus supplement. For these reasons, you should exercise caution in relying on this financial information.
ICOR Technology
On January 10, 2024, we completed the acquisition of ICOR Technology Inc. (“ICOR”), a corporation incorporated under the laws of the Province of Ontario, and headquartered in Ottawa, Ontario, pursuant to a share purchase agreement (the “ICOR Share Purchase Agreement”) between our indirect wholly-owned subsidiary, 1000694376 ONTARIO INC., and ICOR for total consideration, net of cash acquired, of approximately CDN$52 million (approximately $38.8 million at the time of completion of the acquisition). A copy of the ICOR Share Purchase Agreement is filed as an exhibit to our Current Report on Form 8-K filed on December 29, 2023, which is incorporated by reference to this prospectus supplement.
ICOR is engaged in the engineering, design, manufacturing, distribution and sale of robotics, security products, explosive ordnance disposal (“EOD”) products and ancillary products, with its headquarters strategically located near the national headquarters of the Canadian Department of National Defence and the Royal Canadian Mounted Police. Key customers of ICOR include EOD and military organizations worldwide, including tactical units and chemical, biological, radiological, nuclear, and high-yield explosives teams.
We believe that ICOR’s product line of high-quality, reliable, innovative and cost-effective EOD robots and ancillary products fits our M&A strategy and advances our strategic focus on seeking to acquire accretive, high-margin businesses with mission-critical products. We expect that our acquisition of ICOR may provide future opportunities to further penetrate ICOR’s key markets, drawing on our scale and extensive sales channels.

THE OFFERING
This summary should be read together with this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and accompanying prospectus, which are described under “Incorporation of Certain Information by Reference,” including the section entitled “Risk Factors” below and “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein.
Issuer
Cadre Holdings, Inc.
Common stock offered by us
2,200,000 shares (or 2,745,719 shares if the underwriters exercise in full their option to purchase additional shares of common stock from us).
Common stock offered by the selling stockholder
1,438,127 shares.
Common stock to be outstanding immediately after this offering(1)
39,787,436 shares (or 40,333,155 shares if the underwriters exercise in full their option to purchase additional shares of common stock from us).
Shares of common stock owned by the selling stockholder immediately after this offering
Following the completion of the offering, the selling stockholder will beneficially own approximately 12,184,918 shares, or approximately 30.6%, of our outstanding common stock, assuming that the underwriters do not exercise their option to purchase additional shares of common stock from us.
Use of proceeds
We estimate that our net proceeds from this offering will be approximately $73.535 million (or approximately $91.776 million if the underwriters exercise their option to purchase additional shares of common stock from us in full), after deducting the underwriting discount and prior to paying any offering expenses, based on a public offering price of $35.00 per share.
We intend to use the net proceeds that we receive in this offering for general corporate purposes.
We will not receive any proceeds from the sale of shares of common stock by the selling stockholder. See “Use of Proceeds” for further details.
Risk factors
You should read carefully the information set forth under “Risk Factors” herein, in the accompanying prospectus and in our reports filed with the SEC incorporated by reference herein for a discussion of factors that you should consider before deciding to invest in our common stock.
Dividend policy
We have previously declared and paid a quarterly dividend of $0.0875 per share on our common stock, which was most recently paid on February 16, 2024, representing an increase of $0.03 per share over the previous annualized dividend of $0.32 per share, and we expect to pay a quarterly cash dividend of $0.0875 per share, or $0.35 per share on an annualized basis, on our common stock for the foreseeable future, but we may elect to retain all of our future earnings, if any, to finance the growth and development of our business. See “Dividend Policy.”

Lock-up agreements
In connection with this offering, we, the selling stockholder and our directors have agreed to certain customary restrictions on transfer for a period of 60 days from the date of this prospectus supplement. See “Underwriting.”
NYSE trading symbol
“CDRE”

(1)
The number of shares of common stock to be outstanding immediately after this offering is based on 37,587,436 shares of common stock outstanding as of March 8, 2024.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before you invest in our common stock, you should carefully consider the following risks, together with all of the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes and our Annual Report on Form 10-K for the year ended December 31, 2023. Any of the following risks could have a material adverse effect on our business, operating results, and financial condition and could cause the trading price of our common stock to decline, which would cause you to lose all or part of your investment.
Risks Related to this Offering
We have broad discretion in the use of the net proceeds from this offering.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways with which you may not agree. Accordingly, you will be relying on the judgment of our management with regard to the use of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested or otherwise used in a way that does not yield a favorable, or any, return for us.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.
The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. As of March 8, 2024, 7,655,698 shares of our common stock were reserved for future issuance under the 2021 Stock Incentive Plan, 222,589 shares of our common stock were reserved for issuance under the LTIP, and 458,083 shares of our common stock were reserved for issuance under the Phantom Plan. You will incur additional dilution upon the grant of any shares under these plans or upon exercise of any outstanding or subsequently issued stock options. As of March 8, 2024, there were outstanding 322,024 options to purchase our common stock, which have not vested, and there were outstanding 439,435 options to purchase our common stock that have vested but have not been exercised.
Future sales of our common stock in the public market, including future sales, if any, by Kanders SAF, LLC, could cause our stock price to fall.
Sales of a substantial number of shares of our common stock in the public market, including sales by Kanders SAF, LLC, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. As of March 8, 2024, we had 37,587,436 shares of common stock outstanding, all of which shares, other than shares held by our directors and certain officers, were eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or Rule 144, including the volume limitations and manner of sale requirements. In addition, shares of common stock issuable upon exercise of outstanding options and shares reserved for future issuance under our stock incentive plans will become eligible for sale in the public market to the extent permitted by applicable vesting requirements and subject in some cases to compliance with the requirements of Rule 144. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.
The selling stockholder will continue to have significant control over us following the completion of this offering, and its interests may conflict with ours or yours in the future.
Kanders SAF, LLC beneficially owns approximately 36.2% of our outstanding common stock prior to this offering. As a result, the selling stockholder has significant control over us. Following the completion of this offering, the selling stockholder will beneficially own approximately 30.6% of our common stock. As a result, the selling stockholder will retain substantial influence over our management and affairs. The selling stockholder’s degree of control over us will depend on, among other things, its level of beneficial ownership of our common stock. In addition, the selling stockholder’s interests may differ from our interests or those of our other stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, other than statements of historical fact, are forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions, and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “may,” “will,” “target,”, “contemplates,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “could,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to its business.
Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These forward-looking statements are based on information available as of the date of this prospectus supplement (or, in the case of forward-looking statements incorporated herein by reference, if any, as of the date of the applicable filed document) and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Moreover, we operate in a very competitive and rapidly changing regulatory environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement and the accompanying prospectus. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. Our forward-looking statements do not reflect the potential impact of any future acquisitions, partnerships, mergers, dispositions, joint ventures, or investments we may make.
As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward- looking statements. Some factors that could cause actual results to differ include:
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the availability of capital to satisfy our working capital requirements;

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anticipated trends and challenges in our business and the markets in which we operate;

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our ability to anticipate market needs or develop new or enhanced products to meet those needs;

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our expectations regarding market acceptance of our products;

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the success of competing products by others that are or become available in the market in which we sell our products;

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the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception;

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changes in political, economic or regulatory conditions generally and in the markets in which we operate;

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the impact of political unrest, natural disasters or other crises, terrorist acts, acts of war and/or military operations;

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our ability to maintain or broaden our business relationships and develop new relationships with strategic alliances, suppliers, customers, distributors or otherwise;

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our ability to retain and attract senior management and other key employees;

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our ability to quickly and effectively respond to new technological developments;

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the effect of an outbreak of disease or similar public health threat, such as the COVID-19 pandemic, on the Company’s business;

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logistical challenges related to supply chain disruptions and delays;

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the impact of inflationary pressures and our ability to mitigate such impacts with pricing and productivity;

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the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors;

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the ability of our information technology systems or information security systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes;

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our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems;

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our ability to protect our trade secrets or other proprietary rights and operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company;

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our ability to maintain a quarterly dividend;

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the increased expenses associated with being a public company; and the related increased disclosure and reporting obligations;

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any material differences in the actual financial results of the Company’s past and future acquisitions as compared with the Company’s expectations;

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our ability to integrate the operations of the businesses we have acquired, including, without limitation, ICOR and Alpha Safety, and may acquire in the future; and

•
other risks and uncertainties set forth in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated herein by reference, and our other filings with the SEC.

You should also read carefully the factors described or referred to in the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. Any forward-looking statements that we make in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein as well as other written or oral statements by us or our authorized officers on our behalf, speak only as of the date of such statement, and we undertake no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements.

USE OF PROCEEDS
We estimate that our net proceeds from this offering will be approximately $73.535 million (or approximately $91.776 million if the underwriters exercise their option to purchase additional shares of common stock from us in full), after deducting the underwriting discount and prior to paying any offering expenses, based on a public offering price of $35.00 per share. We intend to use the net proceeds of this offering for general corporate purposes.
We will not receive any proceeds from the sale of shares of common stock by the selling stockholder that occur pursuant to this prospectus supplement.
The selling stockholder will pay certain expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus supplement, including all registration and filing fees, New York Stock Exchange listing fees, as well as fees and expenses of our counsel and our independent registered public accounting firm.

DIVIDEND POLICY
We have previously declared and paid a quarterly cash dividend of $0.0875 per share on our common stock, which was most recently paid on February 16, 2024, representing an increase of $0.03 per share over the previous annualized dividend of $0.32 per share, and we expect to pay a quarterly cash dividend of $0.0875 per share, or $0.35 per share on an annualized basis, on our common stock for the foreseeable future, but we may elect to retain all of our future earnings, if any, to finance the growth and development of our business. Any determination to pay dividends in the future will be at the discretion of our board of directors and will be dependent on a number of factors, including the terms of our credit agreement, our earnings, capital requirements, our overall financial condition and other factors that our board of directors considers relevant.

CAPITALIZATION
The following table sets forth our consolidated cash and cash equivalents and capitalization as of December 31, 2023. Such information is set forth on the following basis:
•
an actual basis; and

•
an as adjusted basis to give effect to (a) the entry by Safariland into, and borrowing in full under, an $80.0 million incremental term loan on March 1, 2024 in connection with the acquisition of Alpha Safety; and (b) the sale of the shares by the Company in this offering, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us and excluding any exercise of the underwriters’ option to purchase additional shares of common stock from us.

You should read this table in conjunction with our consolidated financial statements and accompanying notes incorporated by reference in this prospectus supplement.
	As of December 31, 2023
(In thousands)	Actual	As Adjusted
		(unaudited)
Cash and cash equivalents	$87,691	$160,499
Debt:
Revolver	$—	$—
Current portion of long-term debt	$12,320	$15,320
Long-term debt (excluding current portion)	$127,812	$204,812
Total debt	$140,132	$220,132
Preferred Stock, par value $0.0001 per share, 10,000,000 shares authorized, no shares issued and outstanding actual and as adjusted	—	—
Shareholders’ equity:
Common Stock, $0.0001 par value per share, 190,000,000 shares authorized, 37,587,436 shares issued and outstanding actual; shares issued and outstanding as adjusted	$4	$4
Additional paid-in capital	$212,630	$285,438
Accumulated other comprehensive income	$634	$634
Retained deficit	$(16,106)	$(16,106)
Total shareholders’ equity	$197,162	$269,970
Capitalization	$337,294	$490,102

SELLING STOCKHOLDER
The following table and footnotes set forth information with respect to the beneficial ownership of our common stock as of March 8, 2024 by the selling stockholder.
The percentage of beneficial ownership information shown in the table below is based upon 37,587,436 shares of common stock outstanding as of March 8, 2024. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the shares. Except as indicated in the footnotes to this table, we believe that the selling stockholder identified in the table below possesses sole voting and investment power over all shares shown as beneficially owned by it.
The following table assumes the underwriters’ option to purchase additional shares of common stock from the Company is not exercised.
	Shares of Common Stock Owned Before this Offering		Shares of Common Stock Offered	Shares of Common Stock Owned After this Offering
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Kanders SAF, LLC(1)	13,623,045	36.2%	1,438,127	12,184,918	30.6%

(1)
Warren B. Kanders, as the sole member and sole manager of Kanders SAF, LLC, has voting and dispositive power over the shares held by Kanders SAF, LLC. Mr. Kanders is the Chairman of the Company’s Board of Directors and the Chief Executive Officer of the Company. The business address of Kanders SAF, LLC is 250 Royal Palm Way, Suite 201, Palm Beach, FL 33480.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a discussion of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our common stock, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed or subject to differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This discussion does not address any U.S. state, local or non-U.S. tax considerations, the Medicare tax on net investment income or any alternative minimum tax consequences. In addition, this discussion does not address tax considerations applicable to a Non-U.S. Holder’s particular circumstances or to a Non-U.S. Holder that may be subject to special tax rules, including, without limitation:
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banks, insurance companies or other financial institutions;

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tax-exempt or government organizations;

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dealers in securities or currencies;

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traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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persons that own, or are deemed to own, more than five percent of our capital stock;

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certain former citizens or long-term residents of the United States;

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persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

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persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);

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persons deemed to sell our common stock under the constructive sale provisions of the Code;

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pension plans;

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partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes, or investors in any such entities;

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persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

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integral parts or controlled entities of foreign sovereigns;

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tax-qualified retirement plans;

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controlled foreign corporations;

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passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax; or

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persons that acquire our common stock as compensation for services.

If a partnership, including any entity or arrangement classified as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships that hold our common stock and partners in such partnerships, should consult their tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership, and disposition of our common stock.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules, any U.S. state, local or non-U.S. tax laws, or the application of any applicable tax treaty.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is not a “U.S. person,” a partnership, or an entity disregarded from its owner, each for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions
If we make distributions on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in our common stock, but not below zero. Any excess will be treated in the same manner as gain from the sale or disposition of our common stock and will be treated as described below under “Gain on Sale or Other Disposition of Common Stock.”
Subject to the discussion below on effectively connected income, any dividend paid to a Non-U.S. Holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be provided by an applicable income tax treaty. In order to claim a reduced treaty rate, a Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable documentation) certifying its qualification for the reduced rate of withholding tax under an applicable income tax treaty. Such documentation must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business within the United States (and, if an applicable income tax treaty so provides, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally are exempt from the withholding tax described above. In order to obtain this exemption, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 (or a successor form) certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same U.S. federal income tax rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate as may be provided by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends.

If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts withheld if you timely file an appropriate claim for refund with the IRS.
Gain on Sale or Other Disposition of Common Stock
Subject to the discussion below regarding backup withholding and FATCA, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty so provides, the gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), in which case the Non-U.S. Holder will be subject to U.S. federal income tax on the gain derived from the sale at regular U.S. federal income tax rates applicable to U.S. persons; furthermore, a Non-U.S. Holder that is a corporation may also be subject to the branch profits tax at a 30% rate (or such lower rate as may be provided by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items;

•
the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case such Non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% (or such lower rate provided by an applicable income tax treaty), which may be offset by U.S. source capital losses (even though the Non-U.S. Holder is not considered a resident of the United States) provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

•
our common stock constitutes a U.S. real property interest by reason of our status as a “U.S. real property holding corporation”, or USRPHC, for U.S. federal income tax purposes. We believe we are not currently and do not anticipate becoming a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets and our non-U.S. real property interests, there can be no assurance that we will not become a USRPHC in the future. Even if we are or become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax as long as our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market and such Non-U.S. Holder does not, actually or constructively, hold more than five percent of our common stock at any time during the applicable period that is specified in the Code. If the foregoing exception does not apply, then if we are or were to become a USRPHC a purchaser may be required to withhold 15% of the amount realized by a Non-U.S. Holder from a sale or disposition of our common stock and such Non-U.S. Holder generally will be subject to U.S. federal income tax on the gain derived from such sale or disposition at U.S. federal income tax rates applicable to U.S. persons.

Backup Withholding and Information Reporting
Generally, the applicable withholding agent must file information returns annually to the IRS in connection with any dividends on our common stock paid to a Non-U.S. Holder, regardless of whether any tax was actually withheld. A similar report will be sent to the Non-U.S. Holder. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the Non-U.S. Holder’s country of residence.
Payments of dividends or of proceeds on the disposition of stock made to a Non-U.S. Holder may be subject to additional information reporting and backup withholding at a current rate of 24% unless such Non-U.S. Holder establishes an exemption, for example by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI, or another appropriate version of IRS

Form W-8 (or a successor form). Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a holder is a U.S. person.
Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance Act (“FATCA”)
Sections 1441 through 1446 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), may impose withholding tax on certain types of payments made to foreign financial institutions and certain other non-U.S. entities. The legislation imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or to certain “non-financial foreign entities” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the United States Department of the Treasury (the “Treasury”) requiring, among other things, that it undertake to identify accounts held by “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the country in which a payee is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, that agreement may permit the payee to report to that country rather than to the Treasury.
Under the applicable Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends) paid on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding FATCA.
The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING
BofA Securities, Inc. is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholder and the underwriters, we and the selling stockholder have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us and the selling stockholder, the number of shares of common stock set forth opposite its name below.
Underwriter	Number of Shares
BofA Securities, Inc.	1,819,067
Jefferies LLC	545,719
B. Riley Securities, Inc.	363,812
Stephens Inc.	363,812
Roth Capital Partners, LLC	272,859
Lake Street Capital Markets, LLC	200,096
Regions Securities LLC	72,762
Total	3,638,127
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We and the selling stockholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
We estimate that the total expenses of this offering to be paid by us, excluding underwriting discounts and commissions, will be approximately $727,000.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representative has advised us and the selling stockholder that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.945 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
The following tables show the public offering price, underwriting discount and proceeds before expenses to us and the selling stockholder. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares from us.
	Per Share	Total (No Exercise)	Total (Full Exercise)
Public offering price	$35.000	$77,000,000	$96,100,165
Underwriting discount	$1.575	$3,465,000	$4,324,507
Proceeds, before expenses, to Cadre Holdings, Inc.	$33.425	$73,535,000	$91,775,658
	Per Share	Total
Public offering price	$35.00	$50,334,445
Underwriting discount	$1.575	$2,265,050
Proceeds, before expenses, to the selling stockholder	$33.425	$48,069,395

We and the selling stockholder have also agreed to reimburse the underwriters for certain of their fees and expenses relating to the offering.
Option to Purchase Additional Shares
We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 545,719 additional shares of common stock at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.
No Sales of Similar Securities
We, the selling stockholder and our directors (each such person, a “lock-up party”) have entered into lock-up agreements with the representative prior to the commencement of this offering pursuant to which each of these persons or entities, for 60 days after the date of this prospectus supplement, may not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or, in the case of the Company, file with the SEC a registration statement under the Securities Act relating to, any common stock or any securities convertible into or exercisable or exchangeable for common stock or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of common stock. These restrictions shall also apply to any common stock received upon exercise of options granted to or warrants owned by each of the persons or entities described in the immediately preceding sentence.
In the case of the Company, the restrictions described in the paragraph above do not apply, subject in certain cases to various conditions, to:
(1)   the issuance of options to acquire shares of common stock and/or shares of restricted common stock granted pursuant to the Company’s benefit plans existing described in this prospectus supplement and the accompanying prospectus, as such plans may be amended;
(2)   the issuance of shares of common stock upon the exercise of any such options and/or the vesting of any such shares of restricted common stock;
(3)   the issuance of shares of common stock in connection with one or more acquisitions and the filing of one or more registration statements on Form S-4 with respect to securities of the Company to be issued in connection with an acquisition; provided that the number of shares of common stock issued and registered pursuant to this clause (3) does not exceed 5% of the number of shares of common stock outstanding immediately after this offering; and
(4)   the filing of a registration statement with the SEC solely for the purposes of terminating the Company’s registration statement on Form S-1 (File No. 333-261852).
In the case of our directors and the selling stockholder, the restrictions described in the paragraph above do not apply, subject in certain cases to various conditions, to transfers:
(i)   provided that each resulting transferee of shares of common stock or securities convertible into or exchangeable or exercisable for any shares of common stock executes and delivers to the representative an agreement satisfactory to the representative:
(a)   as a bona fide gift or gifts;
(b)   to any trust or other entity for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party; and
(c)   if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity and (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act) of the lock-up party or

(2) distributes shares of common stock or any security convertible into or exchangeable or exercisable for any shares of common stock to limited partners, limited liability company members or stockholders of the lock-up party, or to any investment fund or other entity that controls or manages the lock-up party;
(ii)   via transfer by testate succession or intestate succession;
(iii)   if the lock-up party is an employee of the Company and transfers to the Company upon death, disability or termination of employment of such employee; or
(iv)   pursuant to an order of a court or regulatory agency.
provided that in the case of any transfer or distribution pursuant to clauses (i) through (ii) above, no filing by the lock-up party or any other person under Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution during the 60 day period after the date of this prospectus supplement.
BofA Securities, Inc. may release any of the securities subject to these lock-up agreements which, in the case of directors, shall be with notice.
In addition, during the 60 day lock-up period, the selling stockholder and Warren B. Kanders shall be permitted to (i) grant and maintain a bona fide lien, security interest, pledge, hypothecation or other similar encumbrance to a recognized financial institution of shares of common stock having a value of up to $50,000,000 (in the aggregate by the selling stockholder and Warren B. Kanders) in connection with loans entered into by the selling stockholder and Warren B. Kanders and any subsequent transfers of such shares of common stock upon or following foreclosure upon such shares of common stock, and (ii) make bona fide gifts of common stock having a value of up to $2,000,000 (in the aggregate by the selling stockholder and Warren B. Kanders), in each case without the prior written consent of and/or notice to BofA Securities, Inc., and not subject to the limitations described above.
New York Stock Exchange
The shares are listed on the New York Stock Exchange under the symbol “CDRE.”
Price Stabilization, Short Positions
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representative may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
BofA Securities, Inc. acts as syndication agent and joint lead arranger and joint bookrunner under our credit agreement. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of our common stock have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of our common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares of our common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
a.
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

c.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of our common stock shall require the company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any shares of our common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the company and each of the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any shares of our common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of our common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
The company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock , and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom (“UK”), no shares of our common stock have been offered or will be offered pursuant to this offering to the public in the UK prior to the publication of a prospectus in relation to the shares of our common stock which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of shares of our common stock may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:
a.
to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

b.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

c.
at any time in other circumstances falling within section 86 of the FSMA,

provided that no such offer of shares of our common stock shall require the company or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person in the UK who initially acquires any shares of our common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the company and each of the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any shares of our common stock being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of our common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
The company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock , the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the

European Union (Withdrawal) Act 2018, as amended, and the expression “FSMA” means the Financial Services and Markets Act 2000, as amended.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are outside the United Kingdom (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act of June 15, 2018, as amended (the “FinSA”), and no application has or will be made to admit the shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares of our common stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of our common stock pursuant to an offer made under Section 275 of the SFA except:
(a)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law; or

(d)
as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this registration statement is being distributed only to, and is directed only at, and any offer of the shares of common stock is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

VALIDITY OF THE SECURITIES
The validity of the shares of common stock offered in this prospectus supplement will be passed upon for us by Kane Kessler, P.C., New York, NY and for the underwriters by Sullivan & Cromwell LLP, New York, NY.
Robert L. Lawrence, Esq., a member of Kane Kessler, P.C., owns 81,167 shares of the Company’s common stock.
EXPERTS
The consolidated balance sheets of the Company and its subsidiaries as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive income, shareholders’ equity, and cash flows of the Company and its subsidiaries for each of the years in the three-year period ended December 31, 2023, have been incorporated by reference in this prospectus supplement, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act that registers the shares of our common stock to be sold for resale in this offering. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. For further information with respect to us and the shares of our common stock, reference is made to the registration statement (including any post-effective amendments thereto) and its exhibits. Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document are not necessarily complete. We are required to file annual, quarterly and current reports, proxy statements, and other information with the SEC. Such materials may be accessed electronically by means of the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection without charge on the website of the SEC referred to above.
Our website address is www.cadre-holdings.com. The information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement, until the termination of this offering. We hereby incorporate by reference the following documents:
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our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 12, 2024;

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our Current Reports on Form 8-K filed with the SEC on February 23, 2024 and March 6, 2024.

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our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2023 (but only the information specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2022); and

•
the description of our common stock contained in our Registration Statement on Form 8-A12B, filed with the SEC on October 29, 2021 under the Exchange Act including, without limitation, any amendment or report filed for the purpose of updating such description.

You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below.
Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by requesting them in writing or by telephone at:
Cadre Holdings, Inc.
Attention: Corporate Secretary 13386 International Pkwy
Jacksonville, Florida 32218
(904)741-5400

PROSPECTUS
CADRE HOLDINGS, INC.
$300,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
3,000,000 Shares
Common Stock
Offered by the Selling Securityholders
This prospectus provides a general description of securities of Cadre Holdings, Inc. (the “Company,” “Cadre,” “we,” “our,” and “us”) that we may offer and the general manner in which we will offer them. We may offer, issue and sell, from time to time, in one or more offerings and series, together or separately, shares of our common stock, shares of our preferred stock, debt securities, or warrants up to an aggregate amount of $300,000,000.
Each time any of our securities is offered using this prospectus, we and/or any of our selling securityholders, where applicable, will provide a prospectus supplement and attach it to this prospectus. The applicable prospectus supplement will contain more specific information about the offering. The applicable prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the debt or equity securities covered by the prospectus supplement. The applicable prospectus supplement may also add, update or change the information in this prospectus and will also describe the specific manner in which we will offer such securities.
This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling securityholders may offer and sell shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Our common stock is listed on the New York Stock Exchange under the symbol “CDRE.” We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.
Investing in our securities involves a high degree of risks. Please refer to the “Risk Factors” section beginning on page 2 of this prospectus, “Item 1A — Risk Factors” of our most recent Annual Report on Form 10-K incorporated by reference herein, and under similar headings in the applicable prospectus supplement and any other documents that are incorporated by reference herein or therein, for a description of the risks you should consider when evaluating this investment.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 1, 2023.

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ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC”, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and/or sell, in one or more offerings and series, together or separately, shares of our common stock, preferred stock, debt securities, or warrants up to an aggregate amount of $300,000,000 and the selling securityholders to be named in a supplement to this prospectus may, from time to time, sell up to 3,000,000 shares of common stock from time to time in one or more offerings as described in this prospectus. This prospectus only provides you with a general description of the securities that we and the selling securityholders may offer. Each time that we or the selling securityholders offer and sell any securities, we or the selling securityholders will provide a prospectus supplement and attach it to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement will contain more specific information about the terms of the securities and the offering. The applicable prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the debt or equity securities covered by the prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us or any of the selling securityholders in a prospectus supplement. This prospectus and the prospectus supplements provide you with a general description of the Company and our securities as well as the securities to be sold by any of the selling securityholders. Before purchasing any securities, you should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
You should rely only on the information contained in this prospectus or any prospectus supplement and those documents incorporated by reference in this prospectus or any accompanying prospectus supplement. Neither we, nor the selling securityholders, have authorized anyone to provide you with information that is in addition to, or different from, that contained in this prospectus or any accompanying prospectus supplement. If anyone provides you with different or additional information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities, and neither we nor any of the selling securityholders have authorized anyone to make any representations in connection with an offering other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. Neither this prospectus nor any prospectus supplement is an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement.
References in this prospectus to the “Company,” “Cadre,” “we,” “our,” and “us,” refer to Cadre Holdings, Inc.

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FORWARD-LOOKING STATEMENTS
Certain statements included in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward- looking statements, but the absence of these words does not mean that a statement is not forward-looking. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.
Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein include, but are not limited to, the availability of capital to satisfy our working capital requirements; anticipated trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; our expectations regarding market acceptance of our products; the success of competing products by others that are or become available in the markets in which we sell our products; the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception; changes in political, economic or regulatory conditions generally and in the markets in which we operate; the impact of political unrest, natural disasters or other crises, terrorist acts, acts of war and/or military operations, including, without limitation, the conflict between Russia and Ukraine; our ability to maintain or broaden our business relationships and develop new relationships with strategic alliances, suppliers, customers, distributors, or otherwise; our ability to retain and attract senior management and other key employees; our ability to quickly and effectively respond to new technological developments; the effect of an outbreak of disease or similar public health threat, such as the COVID-19 pandemic, on the Company’s business; logistical challenges related to supply chain disruptions and delays; the impact of inflationary pressures and our ability to mitigate such impacts with pricing and productivity; the possibility that the Company may be adversely affected by other political, economic, business, and/or competitive factors; the ability of our information technology systems or information security systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes; our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems; our ability to protect our trade secrets or other proprietary rights and operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; our ability to maintain a quarterly dividend; and the increased expenses associated with being a public company and the related increased disclosure and reporting obligations; and any material differences in the actual financial results of the Company’s past and future acquisitions as compared with the Company’s expectation. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements included in this prospectus are based upon information available to the Company as of the date of this prospectus, and speak only as the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus.
You should also read carefully the factors described or referred to in the “Risk Factors” section of this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. Any forward-looking statements that we make in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein as well as other written or oral statements by us or our authorized officers on our behalf, speak only as of the date of such statement, and we undertake no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

iii

THE COMPANY
Company Overview
For over 55 years, we have been a global leader in the manufacturing and distribution of safety and survivability equipment for first responders. Our equipment provides critical protection to allow its users to safely perform their duties and protect those around them in hazardous or life-threatening situations. Through our dedication to superior quality, we establish a direct covenant with end users that our products will perform and keep them safe when they are most needed. We sell a wide range of products including body armor, explosive ordnance disposal equipment and duty gear through both direct and indirect channels. In addition, through our owned distribution, we serve as a one-stop shop for first responders providing equipment we manufacture as well as third-party products including uniforms, optics, boots, firearms and ammunition. The majority of our manufactured product offering is governed by rigorous safety standards and regulations. Demand for our products is driven by technological advancement as well as recurring modernization and replacement cycles for the equipment to maintain its efficiency, effective performance and regulatory compliance.
Market Overview
Our target end user base includes domestic and international first responders such as state and local law enforcement, fire and rescue, explosive ordnance disposal technicians, emergency medical technicians, fishing and wildlife enforcement and departments of corrections, as well as federal agencies including the U.S. Department of State, U.S. Department of Defense, U.S. Department of Interior, U.S. Department of Justice, U.S. Department of Homeland Security, U.S. Department of Corrections and numerous foreign government agencies. We have a large and diverse customer base, with no individual customer representing more than 10% of our total revenue for the year ended December 31, 2022.
The market for safety and survivability equipment serving first responders focuses on providing a diverse set of protective and mission enhancing products and solutions to our target end users. The market is driven by multiple factors including customer refresh cycles, the growing number of personnel employed by first responder organizations, equipment replacement and modernization trends, greater emphasis on public and first responders’ safety and demographic shifts.
Body armor, explosive ordnance disposal equipment and duty gear comprise the core product areas in the safety and survivability equipment market, and law enforcement personnel growth is a significant driver for our business. The U.S. Bureau of Labor Statistics projects the number of law enforcement personnel in the U.S. to increase at a faster rate than broader labor market growth over the 10-year period from 2019 to 2029, or 5%, from 813,500 in 2019 to 854,200 in 2029. Demand for first responder safety and survivability equipment is also fueled by increasing law enforcement budgets.
In addition to the macro industry trends, each of these product segments experiences unique drivers in and of themselves. Increasing mandatory body armor use and refresh policies, evolving technical standards and increases in tactical or special weapons and tactics (“SWAT”) law enforcement personnel act as tailwinds to the body armor market. Meanwhile, the explosive ordnance disposal equipment market is driven by the continued emergence of new global threats while duty gear is primarily driven by product use, firearms accessories (lights and red-dot sights) and replacement cycles.
Our management estimates the annual addressable market for soft body armor (including tactical soft armor) to be approximately $870 million. We also estimate explosive ordnance disposal equipment to have an addressable market of approximately $245 million over the seven-to-ten year life cycle of the products’ installed base. Finally, the annual addressable market for holsters for the global law enforcement and military and consumer markets is estimated to be approximately $380 million.
The international market is also poised for growth as foreign governments face increasingly complex safety challenges and seek to replace legacy equipment. Additionally, we foresee the demand for safety and survivability equipment from overseas markets to increase due to heightened awareness of the importance and effectiveness of such products as countries are exposed to new threats. Our management estimates our addressable number of total law enforcement personnel outside the U.S. to be approximately 9.7 million, representing a substantial market opportunity.
Our management team believes that the safety and survivability equipment industry for first responders represents a stable and growing market with long-term opportunities. Given our strong market standing, direct connection to the end users, extensive distribution network, long history of innovations and high-quality standards, we believe we are well positioned to capitalize on the positive market dynamics.
Corporate Overview
Cadre Holdings, Inc. was incorporated in the State of Delaware on April 12, 2012.
Our principal executive offices are located at 13386 International Pkwy, Jacksonville, Florida 32218 and our telephone number is (904) 741-5400. Our website address is www.cadre-holdings.com. The information on, or that may be accessed through, our website is not a part of this prospectus (other than the documents that we file with the SEC that are expressly incorporated by reference into this prospectus) and the inclusion of our website address in this prospectus is an inactive textual reference only. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Please carefully consider the risk factors described in our periodic and current reports filed with the SEC, which are incorporated by reference in this prospectus, as well as any risks that may be set forth in or incorporated by reference into the prospectus supplement relating to a specific security. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. The risks and uncertainties we have described are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.
USE OF PROCEEDS
The use of proceeds from the sale of our securities will be specified in the applicable prospectus supplement.
Unless stated otherwise in an accompanying prospectus supplement, we will use the net proceeds from the sale of securities described in this prospectus for general corporate purposes.
When a particular series of securities is offered, the accompanying prospectus supplement will set forth our intended use for the net proceeds received from the sale of those securities. Pending application for specific purposes, the net proceeds may be temporarily invested in marketable securities. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as mentioned in any prospectus supplement, specific allocations of the proceeds to such purposes will not have been made at the date of that prospectus supplement.
We will not receive any of the proceeds from the sale of common stock being offered by any of the selling securityholders.
DESCRIPTION OF COMMON STOCK
The following description of our common stock does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Amended and Restated Bylaws, as amended (the “Bylaws”). Copies of our Certificate of Incorporation and Bylaws are incorporated by reference and will be sent to stockholders upon request. Please read “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” to find out how you obtain a copy of those documents. We encourage you to read carefully this prospectus, the Certificate of Incorporation, the Bylaws and the other documents we refer to herein for a more complete understanding of the Company’s common stock.
Authorized and Outstanding Common Stock
Our authorized capital stock consists of 200,000,000 shares of capital stock, par value $0.0001 per share, of which 190,000,000 shares are common stock, par value $0.0001 per share (“Common Stock”), and 10,000,000 shares are undesignated preferred stock, par value $0.0001 per share, and there are 37,586,031 shares of Common Stock outstanding and no shares of preferred stock outstanding as of May 5, 2023. We are authorized to issue one class of common stock.
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class.
Dividends
Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors (the “Board”) in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Common Stock unless the shares of Common Stock at the time outstanding are treated equally and identically. We expect to continue pay a quarterly cash dividend of $0.08 per share, or $0.32 on an annualized basis, on our Common Stock for the foreseeable future, but we may elect to retain all of our future earnings, if any, to finance the growth and development of our business. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur.
Liquidation, Dissolution and Winding Up
In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding- up, the holders of the Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.
Preemptive or Other Rights
Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to Common Stock.
Election of Directors
The Bylaws provide that our business and affairs be managed by the Board. Our Board is composed of a single class of five directors, each of whom will generally serve for a term of one year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

DESCRIPTION OF PREFERRED STOCK
The following is a description of certain general terms and provisions of our preferred stock. The particular terms of any series of preferred stock offered by us will be described in a prospectus supplement relating to such offering. The following description of our preferred stock does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our Certificate of Incorporation, Bylaws and the certificate of designation relating to each series of our preferred stock, which will be filed with the SEC at or prior to the time of issuance of such series of preferred stock.
Our Certificate of Incorporation authorizes our Board to issue, without further stockholder approval, up to 10,000,000 shares of preferred stock in one or more series, having a par value of $0.0001 per share. As of the date of this prospectus, no shares of our preferred stock were outstanding.
Our Board is authorized to fix the designation and relative rights for each series of preferred stock, and the applicable prospectus supplement will set forth with respect to such series, the following information:
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any dividend rights;

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any stated redemption and liquidation values or preference per share;

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any sinking fund provisions;

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any conversion or exchange provisions;

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any participation rights;

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any voting rights; and

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the terms of any other preferences, limitations and restrictions, as are stated in the resolutions adopted by our Board and as are permitted by the Delaware General Corporation Law (the “DGCL”).

The transfer agent and registrar for each series of preferred stock will be described in the applicable prospectus supplement.
DESCRIPTION OF DEBT SECURITIES
The debt securities may be senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the debt securities and the indenture are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture (and any amendments or supplements we may enter into from time to time which are permitted under such indenture) and the debt securities, including the definitions therein of certain terms.
The debt securities will not be guaranteed by any of our subsidiaries. The indenture does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture.
We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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covenants that we will adhere to in connection with the issuance and maintenance of debt securities;

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events of default, acceleration, waivers of default, and related remedies, rights, and duties;

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form, denomination, issuance, registration, transfer, and replacement of debt securities;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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satisfaction and discharge of debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
DESCRIPTION OF WARRANTS
A warrant is a security that gives the holder the right, upon exercise of the warrant, to purchase a specified number of securities at a specified exercise price, during a specified exercise period, which is subject to adjustment upon the occurrence of specified events. We may issue warrants for the purchase of our common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. The particular terms of any warrants will be described in the related prospectus supplement.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS
Certain provisions of the Certificate of Incorporation and Bylaws could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board and to discourage an unsolicited takeover of us if the Board determines that such takeover is not in the best interests of us and our stockholders. However, these provisions could have the effect of discouraging certain attempts to acquire us or remove incumbent management even if some or a majority of stockholders deemed such an attempt to be in their best interests.
The provisions in the Certificate of Incorporation and the Bylaws include: (a) allowing only our board of directors to fill vacant directorships, including newly created seats; (b) a requirement that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting; (c) advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders; (d) the authority of the Board to issue additional shares of common stock and/or preferred stock without stockholder approval; (e) that the number of directors on the Board will be fixed exclusively by our Board; and (f) that our Bylaws may be amended by our Board.
The DGCL contains statutory “anti-takeover” provisions, including Section 203 of the DGCL which applies automatically to a Delaware corporation unless that corporation elects to opt-out as provided in Section 203. We, as a Delaware corporation, have not elected to opt-out of Section 203 of the DGCL. Under Section 203 of the DGCL, a stockholder acquiring more than 15% of the outstanding voting shares of a corporation (an “Interested Stockholder”) but less than 85% of such shares may not engage in certain business combinations with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless prior to such date, the board of directors of the corporation approves either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder, or the business combination is approved by the board of directors and by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the Interested Stockholder.
Limitation of Liability and Indemnification of Officers and Directors
Pursuant to provisions of the DGCL, we have adopted provisions in our Certificate of Incorporation that provide that our directors shall not be personally liable for monetary damages to us or our stockholders for a breach of fiduciary duty as a director to the full extent that the Securities Act permits the limitation or elimination of the liability of directors.
We have in effect a directors and officers liability insurance policy indemnifying our directors and officers and the directors and officers of our subsidiaries within a specific limit for certain liabilities incurred by them, including liabilities under the Securities Act. We pay the entire premium of this policy. Our Certificate of Incorporation also contains a provision for the indemnification by us of all of our directors and officers, to the fullest extent permitted by the DGCL.
Exclusive Forum
Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation, or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (d) any action to interpret, apply, enforce, or determine the validity of our Certificate of Incorporation or Bylaws, or (e) any action asserting a claim governed by the internal affairs doctrine or an “internal corporate claim” as that term is defined in Section 115 of the DGCL. If the Court of Chancery of the State of Delaware does not have jurisdiction over a matter listed foregoing, the exclusive jurisdiction thereof shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Any person or entity purchasing or otherwise acquiring any interest in shares of our stock shall be deemed to have notice of and consented to the foregoing forum selection provisions.

SELLING SECURITYHOLDERS
This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling securityholders,” of up to 3,000,000 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. Certain of the selling securityholders acquired shares of our common stock from Maui Holdings, LLC, by virtue of Maui Holdings, LLC distributing all of the shares of the Company’s common stock owned by Maui Holdings, LLC to its respective members, pro rata, based on their ownership of Maui Holdings, LLC and in accordance with the limited liability company operating agreement thereof. The other remaining selling securityholders acquired shares of our common stock in private offerings pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act.
Information about the selling securityholders, where applicable, including their identities, the amount of shares of common stock owned by each selling securityholder prior to the offering, the number of shares of our common stock to be offered by each selling securityholder and the amount of common stock to be owned by each selling securityholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.
The selling securityholders may not sell any shares of our common stock pursuant to this prospectus until we have identified such selling securityholders and the shares being offered for resale by such selling securityholders in a subsequent prospectus supplement. However, the selling securityholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION
We or any of the selling securityholders may sell securities in any one or more of the following ways (or in any combination) from time to time:
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to or through one or more underwriters or dealers;

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directly to a limited number of purchasers or to a single purchaser, including through a specific bidding, auction or other process; or

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through agents, brokers or dealers.

The applicable prospectus supplement will set forth the terms of the offering of such securities that we or any of the selling securityholders sell, including:
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the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

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the public offering price of the securities and the proceeds to us or any of the selling securityholders, as applicable, and any discounts, commissions or concessions allowed or reallowed or paid to dealers;

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describing any compensation in the form of discounts, concessions or commissions or otherwise received from us or any of the selling securityholders by each of such underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;

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identifying the amounts underwritten;

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identifying the nature of the underwriter’s obligation to take the securities;

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identifying any option under which the underwriters may purchase additional securities from us or any of the selling securityholders;

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identifying any quotation systems or securities exchanges on which the securities may be quoted or listed; and

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identifying any other facts material to the transaction.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We or any of the selling securityholders may effect the distribution of the securities from time to time in one or more transactions either:
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at a fixed price or at prices that may be changed;

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at market prices prevailing at the time of sale;

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at prices relating to such prevailing market prices; or

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at negotiated prices.

Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including, without limitation, negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters without a syndicate. Generally, the underwriters’ obligations, if any, to purchase the securities will be subject to certain conditions precedent. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any option to purchase additional securities or any option to purchase additional shares). Any public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
If a dealer is used in an offering of securities, we or the selling securityholders may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale. The prospectus supplement may set forth the name of the dealer and the terms of the transactions.
We or the selling securityholders may sell the securities directly or through agents, underwriters and dealers that we or any of the selling securityholders designate from time to time. The applicable prospectus supplement will name any agent, underwriter or dealer involved in the offer or sale of the securities and will describe any commissions payable by us or any of the selling securityholders to the agent. Generally, any agent, underwriter or dealer will be acting on a best efforts basis for the period of its appointment.
We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise. If a broker is used in the sale of the securities, the broker will not acquire the securities, and we will sell the securities directly to the purchasers in the applicable market. The prospectus supplement will set forth the terms of the arrangements with the broker.
We or any of the selling securityholders may sell the securities directly to one or more purchasers without using any underwriters, dealers or agents. In that event, no underwriters or agents would be involved. In addition, we or any of the selling securityholders may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, a third party may use securities borrowed from us or any of the selling securityholders to settle such sales and may use securities received from us or others to settle those sales to close out any related short positions. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post- effective amendment). We or any of the selling securityholders may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. We or any of the selling securityholders may also sell the securities directly, in which event, no underwriters or agents will be involved.
In the sale of the securities, underwriters, dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any of the selling securityholders. Underwriters, dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. Compensation as to a particular underwriter, dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales. Maximum compensation to any underwriters, brokers, dealers or agents will not exceed any applicable FINRA limitations.
Agents, underwriters and dealers may be entitled under relevant agreements with us or to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.
Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids. Over- allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with an offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.
Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
The specific terms of any lock-up provisions in respect of any given offering of common stock will be described in the applicable prospectus supplement.
The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities. To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Unless otherwise specified in the related prospectus supplement, each series of securities that we sell will be a new issue with no established trading market, other than the common stock, which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to applicable notices. We may elect to apply for quotation or listing of any other class or series of our securities on a quotation system or an exchange but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Any such activities will be described in the prospectus supplement. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any other class or series of our securities.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.cadre-holdings.com. Information accessible on or through our website is not a part of this prospectus (other than the documents that we file with the SEC that are expressly incorporated by reference into this prospectus).
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.
This prospectus omits certain information that is contained in the registration statement on file with the SEC, of which this prospectus is a part. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the registration statement. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-40698):
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our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 15, 2023;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 9, 2023;

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our information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2023; and

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the description of our common stock contained in our Registration Statement on Form 8-A12B, filed with the SEC on October 29, 2021 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus and the accompanying prospectus supplement shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of those documents. Information in such future filings updates and supplements the information provided in this prospectus and the accompanying prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below.
Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:
Cadre Holdings, Inc.
Attention: Corporate Secretary
13386 International Pkwy
Jacksonville, Florida 32218
(904) 741-5400

EXPERTS
The consolidated financial statements of Cadre Holdings, Inc. as of December 31, 2022 and 2021, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
LEGAL MATTERS
The validity of the securities offered hereby by or on behalf of the Company will be passed upon for us by Kane Kessler, P.C., New York, New York. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
Robert L. Lawrence, Esq., a member of Kane Kessler, P.C., owns 81,167 shares of the Company’s common stock.

3,638,127 Shares
Common Stock

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